As filed with the Securities and Exchange Commission on May 19, 2021
Registration No. 333-____

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Everi Holdings Inc.
(Exact name of registrant as specified in its charter)

Delaware	20-0723270
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)
7250 S. Tenaya Way, Suite 100, Las Vegas, Nevada, 89113
(Address of principal executive offices, including zip code)

(800) 833-7110
(Registrant’s telephone number, including area code)

Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan
(Full title of the plan)
Mark F. Labay
Executive Vice President, Chief Financial Officer and Treasurer
7250 S. Tenaya Way, Suite 100
Las Vegas, Nevada 89113
(800) 833-7110
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies to:

Kate C. Lowenhar-Fisher Executive Vice President, Chief Legal Officer – General Counsel and Corporate Secretary 7250 S. Tenaya Way, Suite 100 Las Vegas, Nevada 89113 (800) 833-7110	Sean Feller Gibson, Dunn & Crutcher LLP 2029 Century Park East, Suite 4000 Los Angeles, CA 90067-3026 (310) 552-8500

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller reporting company	☐
		Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.001 per share	5,000,000	$17.13	$85,650,000	$9,344.41

(1)
Pursuant to Rule 416(a) under the Securities Act, this registration statement also covers any additional shares of the common stock, par value $.001 per share (the “Common Stock”) of Everi Holdings Inc. (the “Registrant”) that may from time to time be offered or issued in respect of the securities registered by this registration statement to prevent dilution as a result of any stock dividend, stock split, recapitalization or other similar transaction, and any other securities with respect to which the outstanding Common Stock are converted or exchanged.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the New York Stock Exchange on May 13, 2021.

 EXPLANATORY NOTE
This Registration Statement on Form S-8 is being filed by Everi Holdings Inc. (the “Registrant”), relating to 5,000,000 shares of its common stock, par value $0.001 per share, available for issuance pursuant to awards to eligible persons under the Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan (the “Plan”).
Pursuant to General Instruction E of Form S-8, the contents of the Registration Statements on Form S-8 previously filed with the Securities and Exchange Commission (“Commission”) on May 26, 2017 (Registration No. 333-218302) and August 5, 2014 (Registration No. 333-197860), which relate to the Plan, are incorporated herein by reference and made a part hereof, except for those items being updated by this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.	Exhibits
Exhibit No	Exhibit Description

4.1
Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to Amendment No. 1 of the Registrant’s Registration Statement on Form S-1 filed on May 26, 2005).

4.2
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on April 30, 2009).

4.3
Certificate of Amendment of Amended and Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on August 14, 2015).

4.4	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant’s Current Report on Form 8-K filed on August 14, 2015).

5.1*	Opinion of Gibson, Dunn & Crutcher LLP.

23.1*	Consent of BDO USA, LLP.

23.2*	Consent of Gibson, Dunn & Crutcher LLP (included in Exhibit 5.1).

24.1*	Power of Attorney (included on signature page hereto).

99.1*	Everi Holdings Inc. Amended and Restated 2014 Equity Incentive Plan.

*Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Las Vegas, State of Nevada, on May 19, 2021.

Everi Holdings Inc.

By:	/s/ Todd A. Valli
Name:	Todd A. Valli
Title:	Senior Vice President, Corporate Finance and Chief Accounting Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael D. Rumbolz, Mark F. Labay and Todd A. Valli, and each of them, his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act, and to file the same, with exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date

/s/ MICHAEL D. RUMBOLZ	Chief Executive Officer	May 19, 2021
Michael D. Rumbolz	(Principal Executive Officer) and Director

/s/ RANDY L. TAYLOR	President and Chief Operating Officer	May 19, 2021
Randy L. Taylor	(Principal Operating Officer)

/s/ MARK F. LABAY	Executive Vice President, Chief Financial Officer	May 19, 2021
Mark F. Labay	(Principal Financial Officer) and Treasurer

/s/ TODD A. VALLI	Chief Accounting Officer	May 19, 2021
Todd A. Valli	(Principal Accounting Officer)

/s/ E. MILES KILBURN	Chairman of the Board and Director	May 19, 2021
E. Miles Kilburn

/s/ GEOFFREY P. JUDGE	Director	May 19, 2021
Geoffrey P. Judge

/s/ RONALD V. CONGEMI	Director	May 19, 2021
Ronald V. Congemi

/s/ EILEEN F. RANEY	Director	May 19, 2021
Eileen F. Raney

/s/ LINSTER W. FOX	Director	May 19, 2021
Linster W. Fox

/s/ MAUREEN T. MULLARKEY	Director	May 19, 2021
Maureen T. Mullarkey

/s/ ATUL BALI	Director	May 19, 2021
Atul Bali

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